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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

The Board of Directors
Central Parking Corporation:

We consent to the use of our report included in the registration statement and prospectus and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick LLP


Nashville, Tennessee
October 22, 1998